EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                                           AMERICA'S UTILITY FUND, INC.


                                       PROXY FOR THE MEETING OF SHAREHOLDERS
                                          TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of America's Utility Fund, Inc. ("America's Utility"), that the undersigned is entitled to vote at the special meeting of shareholders of America's Utility to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of America's Utility, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERICA'S UTILITY FUND, INC. THIS PROXY WILL BE VOTED AS
SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE
FOLLOWING PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED
AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.  THE
BOARD OF DIRECTORS OF AMERICA'S UTILITY FUND, INC., RECOMMENDS A
VOTE FOR THE PROPOSALS.  PLEASE MARK YOUR VOTE BELOW IN BLUE OR
BLACK INK.  DO NOT USE RED INK.  EXAMPLE:                                  X

         1.       To approve an Agreement and Plan of Conversion and
Termination whereby America's Utility will be reorganized as a series of Evergreen Equity Trust.
          ---                    ---                                ---
         /__/ FOR               /__/ AGAINST                       /__/ ABSTAIN

         2. To approve the proposed changes to America's Utility's fundamental investment restrictions.
      ---                    ---                                ---
     /__/ FOR ALL           /__/ AGAINST ALL                   /__/ ABSTAIN ALL

          ---
         /__/ To vote against or to abstain from voting on one or more of the proposed changes to the specific fundamental investment restrictions, but to approve all others, check the box on the left and indicate the number(s) of the investment restriction(s) you do not want to change in the
                                        ---
                  appropriate boxes below.  Please see Exhibit C of
                  the Prospectus/Proxy Statement to determine which sub-proposal topics are applicable to America's Utility.

         If you choose to vote differently on individual restrictions you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to America's Utility, telephone and Internet voting are available.

         2A.      Diversification
         2B.      Senior securities
         2C.      Borrowing
         2D.      Underwriting
         2E.      Real estate
         2F.      Commodities
         2G.      Lending
         2H.      To reclassify as nonfundamental
              certain fundamental restrictions
          that are no longer required to be
                  fundamental:

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2I(i).            Unseasoned issuers               To vote against a
2I(ii).           Control or management            particular proposed
2I(iii).          Short sales                      change applicable to
2I(iv).           Margin purchases                 America's Utility
2I(v).            Other investment                 write the number(s)
                  companies                        in the box below.
2I(vi).           Officers' and directors'         ___________________
                  ownership of shares              /_________________/
2I(vii).          Warrants
2I(viii).         Oil, gas and minerals            To abstain from
2I(ix).           Restricted securities            voting on a
2I(x).            Options                          particular proposed
                                                   change applicable to
                                                   America's Utility
                                                   write the number(s)
                                                   in the box below.
                                                   -------------------
                                                  /-----------------/


         3. To approve an Agreement and Plan of Reorganization whereby Evergreen Utility Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of America's Utility in exchange for shares of Evergreen Utility Fund; and (ii) assume the identified liabilities of America's Utility, as substantially described in the accompanying Prospectus/Proxy Statement.

         ---- FOR               ---- AGAINST                       ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

         ---- FOR               ---- AGAINST                       ---- ABSTAIN

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